SEVENTH AMENDMENT TO THE SECOND AMENDMENT AND
RESTATEMENT OF AGREEMENT OF LIMITED PARTNERSHIP OF
THE TAUBMAN REALTY GROUP LIMITED PARTNERSHIP

THIS SEVENTH AMENDMENT (this "Amendment") TO THE SECOND AMENDMENT AND RESTATEMENT OF AGREEMENT OF LIMITED PARTNERSHIP OF THE TAUBMAN REALTY GROUP LIMITED PARTNERSHIP (the “Second Amended and Restated Partnership Agreement”) is entered into effective as of December 14, 2007, and is made by, between, and among TAUBMAN CENTERS, INC., a Michigan corporation ("TCO"), TG PARTNERS LIMITED PARTNERSHIP, a Delaware limited partnership (“TG”), and TAUB-CO MANAGEMENT, INC., a Michigan corporation (“Taub-Co”), who, as the Appointing Persons, pursuant to Section 13.11 of the Second Amended and Restated Partnership Agreement, have the full authority to amend the Second Amended and Restated Partnership Agreement on behalf of all of the partners of the Partnership with respect to the matters herein provided.  (Capitalized terms used herein that are not herein defined shall have the meanings ascribed to them in the Second Amended and Restated Partnership Agreement.)

Recitals:

A.            On September 30, 1998, TCO, TG, and Taub-Co entered into the Second Amended and Restated Partnership Agreement as an amendment and restatement of the then-existing partnership agreement (the “Amended and Restated Partnership Agreement”), as authorized under Section 13.11 of the Amended and Restated Partnership Agreement.

B.            On March 4, 1999, TCO, TG, and Taub-Co entered into a First Amendment to the Second Amended and Restated Partnership Agreement to facilitate a proposed pledge of Units of Partnership Interest in the Partnership.

C.            On September 3, 1999, TCO, TG, and Taub-Co entered into a Second Amendment to the Second Amended and Restated Partnership Agreement to provide for the contribution of preferred capital in exchange for a preferred equity interest.

D.            On May 2, 2003, TCO, TG, and Taub-Co entered into a Third Amendment to the Second Amended and Restated Partnership Agreement to provide for the issuance of Series E Units of Partnership Interest in exchange for a contribution of cash to the Partnership.

E.            On December 31, 2003, TCO, TG, and Taub-Co entered into a Fourth Amendment to the Second Amended and Restated Partnership Agreement to change the term of the Partnership and to amend Schedule E to the Partnership Agreement.

F.            On February 1, 2005, TCO, TG, and Taub-Co entered into a Fifth Amendment to the Second Amended and Restated Partnership Agreement to evidence the conversion of all of the Series E Units of Partnership Interest to Units of Partnership Interest in the Partnership.

G.            On March 29, 2006, TCO, TG, and Taub-Co entered into a Sixth Amendment to the Second Amended and Restated Partnership Agreement (the Second Amended and Restated Partnership Agreement, as amended, is hereinafter referred to as the “Partnership Agreement”) to amend Schedule A and Schedule E to the Partnership Agreement.

H.            As authorized under Section 13.11 of the Partnership Agreement, the parties hereto wish to further amend the Partnership Agreement to amend certain notice provisions regarding distributions and the timing of certain distributions within the Partnership’s Fiscal Year and within thirty (30) days thereafter.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree that the Partnership Agreement is amended as follows:

1.            Section 5.2(a) is hereby deleted in its entirety, and the following is substituted in the place thereof:

(a)            Subject, on liquidation of the Partnership or on liquidation of substantially all of the assets of the Partnership, to Section 11.1(a) hereof, and to Section 11.1(e) hereof on liquidation of a Partner's interest in the Partnership that is not in connection with the liquidation of the Partnership, for the term of the Partnership, as set forth in Section 1.5 hereof:

(i)            a cash distribution shall be made to the Parity Preferred Partners of each series in an amount equal to the Unpaid Parity Preferred Return for such series, at such times as are specified in the Designation, Distribution, Redemption, Exchange, and Consent Provisions (such distributions to be proportionate among the series); provided, however, that no distribution shall be made to a Parity Preferred Partner which would reduce its Adjusted Capital Account Balance below zero;

(ii)            a cash distribution shall be made to the Partners, in accordance with their respective Percentage Interests, not later than the fifteenth (15th) Day of each month (the "Distribution Date") of each Partnership Fiscal Year, in an amount equal to one-twelfth (1/12) of the Required Distribution Amount for such Partnership Fiscal Year;

(iii)            a cash distribution shall be made to the Partners, in accordance with their respective Percentage Interests, on a Distribution Date, determined by the Managing General Partner, during the Partnership Fiscal Year in which an Additional Required Amount Notice is given, or on the first Distribution Date after such Fiscal Year, in an amount equal to the Additional Required Amount; provided, however, that if such first Distribution Date is less than twenty (20) Days after the date of the Additional Required Amount Notice, the Additional Required Amount shall be distributed on the next Distribution Date;

(iv)            in the event of a Minimum Distribution Amount Adjustment Notice, a cash distribution shall be made to the Partners, in accordance with their respective Percentage Interests, not later than the Distribution Date immediately succeeding the date of the Minimum Distribution Amount Adjustment Notice, in an amount equal to the Minimum Distribution Amount Adjustment for the prior Partnership Fiscal Year; provided, however, that if such Distribution Date is less than twenty (20) Days after the date of the Minimum Distribution Amount Adjustment Notice, the Minimum Distribution Amount Adjustment shall be distributed on the next Distribution Date;

(v)            in the event of a Tax Adjustment Notice, a cash distribution shall be made to the Partners, in accordance with their respective Percentage Interests, not later than the Distribution Date immediately following the date of the Tax Adjustment Notice in an amount equal to the quotient obtained by dividing (x) the Tax Adjustment Amount for the prior Partnership Fiscal Year, by (y) the Percentage Interest of TCO on the Relevant Date; provided, however, that if such Distribution Date is less than twenty (20) days after the date of the Tax Adjustment Notice, the Tax Adjustment Amount shall be distributed on the next Distribution Date; and

(vi)            in the event of a Deficiency Dividend Notice, a cash distribution shall be made to the Partners, in accordance with their respective Percentage Interests, as and when required by TCO, in an amount equal to the Deficiency Dividend.

2.            Section 6.4 of the Partnership Agreement is hereby amended by deleting the second paragraph thereof and by substituting the following in the place thereof:

In addition to the foregoing, pursuant to the Master Services Agreement, the Manager will be engaged to: (i) advise the Managing General Partner by written notice (an "Additional Required Amount Notice"), within thirty (30) Days after the closing of any capital gain transaction of the Partnership, of the Additional Required Amount with respect to such capital gain transaction of the Partnership, (ii) after a TCO Information Notice in respect of a Tax Adjustment Amount for the prior Fiscal Year, which TCO Information Notice shall be given not later than December 15 of the current Partnership Fiscal Year, advise the Managing General Partner by written notice (a "Tax Adjustment Notice") not less than ten (10) Days prior to TCO's  regular dividend date immediately succeeding the TCO Information Notice in respect of a Tax Adjustment Amount, of the Tax Adjustment Amount for such Partnership Fiscal Year, (iii) after a TCO Information Notice in respect of a Minimum Distribution Amount Adjustment for the prior Fiscal Year, which TCO Information Notice shall be given not later than December 15 of the current Partnership Fiscal Year,  advise the Managing General Partner, by written notice given not later than ten (10) Days after the date of such TCO Information Notice, (a "Minimum Distribution Amount Adjustment Notice") of the Minimum Distribution Amount Adjustment for such prior Partnership Fiscal Year, and (iv) after a TCO Information Notice, in respect of TCO's obligation to declare and pay a deficiency dividend pursuant to Section 860(f)(1) of the Code as a result of a determination (as defined in Section 860(e) of the Code), advise the Managing General Partner by written notice (the "Deficiency Dividend Notice") of the Deficiency Dividend for such Partnership Fiscal Year.

3.	As amended by this Seventh Amendment, all of the provisions of the Partnership Agreement are hereby ratified and confirmed and shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned Appointing Persons, in accordance with Section 13.11 hereof, on behalf of all of the Partners, have entered into this Amendment as of the date first-above written.

TAUBMAN CENTERS, INC., a Michigan corporation

By:             _/s/ Robert S. Taubman

Its:             Chairman, President, and CEO

TG PARTNERS LIMITED PARTNERSHIP, a Delaware limited partnership

By:	TG Michigan, Inc., a Michigan corporation, Managing General Partner

By:             /s/ Jeffrey Davidson

Its:             Senior Vice President

TAUB-CO MANAGEMENT, INC., a Michigan corporation

By:             _/s/ Lisa A. Payne

Its:             Vice Chairman & CFO